# Oral Toxicokinetics of a Bioidentical $GABA_A$ Receptor Modulating Neuroactive Steroid Anti-Seizure Medication Candidate for Women with Epilepsy

LIPOCINE® ENHANCING HEALTH

2025 AES ANNUAL MEETING
DECEMBER 5-9 • ATLANTA

Joshua C Weavil[1], Jonathan Ogle[1], Min-Jee Goh[1], Joel Frank[1], Samuel Akapo[1], Benjamin J Bruno[1], Nachiappan Chidambaram[1], Anthony DelConte[1,2], Mahesh V Patel[1]
(1) Lipocine Inc., UT; (2) Saint Joseph's University, PA

## INTRODUCTION

- Over one million women of childbearing age have epilepsy in the United States.[1]
- Physiologic changes during pregnancy including changes in drug clearance can impact anti-seizure medication (ASM) pharmacokinetics and seizure control.[2]
- Drug-drug interactions with contraceptives and the teratogenic risk of many available ASMs present challenges in managing epilepsy in women with epilepsy (WWE).[2,3]
- There is an unmet need for ASM with novel mechanism of action for epilepsy that are safe and effective for WWE to allow balance of seizure control with tolerability and teratogenic risk.
- LPCN 2101 is comprised of a $GABA_A$ receptor ($GABA_AR$) positive allosteric modulating (PAM) neuroactive steroid (NAS), eltanolone, which has established anti-seizure potential in preclinical studies.[4-6] LPCN 2101 has the potential to overcome oral absorption challenges.
- LPCN 2101 is expected to bind the $GABA_A$ receptor ($GABA_AR$) at the beta-alpha subunit interface (Figure 1), at a site distinct from the benzodiazepine binding site, which binds at the αγ interface.[7]
  - This binding site for LPCN 2101 is thought to be coupled to transmembrane helices within the $GABA_AR$ pore and therefore can alter the confirmation of the desensitization gate.
  - Once bound, a structural change in $GABA_AR$ may occur and the receptor adopts its open form, allowing passage of $Cl^-$ ions.

**Figure 1. Illustration of LPCN 2101 binding site on $GABA_AR$**


GABA
γ
β
α
LPCN 2101
GABAAR

- Purpose: To enable effective oral delivery of eltanolone and assess its toxicokinetics via a preclinical evaluation.

Crystal structure is 8sl9 accessed from http://rcsb.org/. Visualization was prepared in Blender using Molecular Nodes add on.

## METHODS

- Female Beagle dogs were randomized to 1 of 4 treatment groups (N=4 per group).
- Placebo or one of three doses of LPCN 2101 was administered by oral capsule daily for 14 days.

| Group | Treatment | Treatment dose |
|---|---|---|
| 1 | Placebo | 0 |
| 2 | LPCN 2101 | Low |
| 3 | LPCN 2101 | Mid |
| 4 | LPCN 2101 | High |

- Serial blood samples for PK analysis were collected pre- and post-dose and plasma LPCN 2101 levels were measured by LC-MS/MS.
  - Ten blood draws were collected over 24 hours.
- Ophthalmic and electrocardiographic exams and blood and urine sample collection for clinical pathology occurred pre- and post-dose; clinical observations were made daily throughout the study.
- All animals were necropsied on Day 15. Gross necropsy and histopathologic analyses were performed.

## DISCLOSURES & CONTACT

Authors JCW, JO, MG, JF, SA, BJB, NC, and MVP are employees of Lipocine Inc.
AD is a consultant to Lipocine Inc.

Contact:
- Josh Weavil, Lipocine Inc.
- jw@lipocine.com
- admin@lipocine.com

## REFERENCES

1. Spiegel R and Merius H. Sec Neuroepidemiology 2020;11:322.
2. Bangar S, et al. Funct Neurol 2016;31(3):127-134.
3. Güveli BT, et al. Clin Psychopharmacol Neurosci 2017;15(1):19-27.
4. Lumley L, et al.Epilepsia Open 2019;(3): p. 382-396.
5. Kaminski RM, Livingood MR, and Rogawski MA. Epilepsia 2004;45(7): p. 864-7.
6. Kokate TG, et al. Neuropharmacology 1996;35(8): p. 1049-56.
7. Miller PS, et al. Nat Struct Mol Biol 2018;24(11):986-992.
8. Hill M, et al. J Steroid Biochem Mol Biol 2007;105:166-175.

## RESULTS

### Toxicokinetics (TK)

**Table 1. Day 14 Toxicokinetics**

| LPCN 2101 dose | $C_{max}$ (ng/mL) | $AUC_{0-inf}$ (h*ng/mL) | $T_{max}$ (h) |
|---|---|---|---|
| Low dose | 93.9 (87.9) | 88.8 (71.2) | 0.4 (0.1) |
| Mid dose | 56.0 (22.1) | 90.5 (47.8) | 0.4 (0.1) |
| High dose | 135 (108) | 192 (143) | 0.4 (0.1) |

Mean (SD); N=4 per group, placebo toxicokinetics are not reported as levels were below the limit of quantitation

- Approximately 22-times higher levels were achieved based on $C_{max}$ with high dose LPCN 2101 as compared to human third trimester pregnancy level of 6.2 ng/mL.[8]
- The No Observed Adverse Effect Level (NOAEL) was determined to be the highest tested LPCN 2101 dose.

### Clinical Observations & Pathology

**Clinical observations:**
- There was negligible change in body weight (<0.5 kg) at the tested doses
- Emesis was observed in two dogs on placebo and two dogs on mid dose LPCN 2101
- Soft feces was observed in
  - Two dogs on placebo and
  - Four dogs on low dose LPCN 2101, one on mid dose LPCN 2101, and four on high dose LPCN 2101

**Clinical pathology:**
- There were no adverse findings with respect to clinical laboratory tests (hematology, coagulation, and serum chemistry) and urinalysis at the tested doses

### Mortality & Anatomic Pathology

**Mortality:**
- All animals survived until scheduled Day 15 necropsy

**Organ weights:**
- Differences in mean organ weight were within the expected range for the species and were not considered to be related to LPCN 2101 due to lack of dose response, small magnitude, and lack of microscopic correlate

**Gross necropsy observations:**
- Skeletal muscle cyst and granuloma were observed in one animal on high dose LPCN 2101
  - Macroscopic finding was determined to be unrelated to LPCN 2101

**Histopathologic observations:**
- Microscopic observations affecting adrenal glands, thymus, brain, kidneys, parathyroid gland, intestine, and/or stomach were reported in placebo- and LPCN 2101-dosed dogs
  - All findings were determined to be spontaneous and unrelated to study drug

### Electrocardiography & Ophthalmology

**Electrocardiography (ECG):**
- All dogs maintained normal sinus rhythm throughout the study at the tested doses
- There were no statistically significant differences in quantitative ECG parameters throughout the study at the tested doses

**Ophthalmology:**
- There were no ophthalmologic abnormalities with the tested LPCN 2101 doses

## CONCLUSIONS

- Clinically relevant levels of drug was achieved with LPCN 2101 at the tested doses.
- LPCN 2101 was safe and well-tolerated in dogs at the tested doses.
  - There was no mortality and no drug-related effects on anatomic pathology, ophthalmology, electrocardiography, clinical observation, or clinical pathology.
- These results demonstrate oral enablement and safety of LPCN 2101 while providing support for assessment of anti-seizure effects in humans.